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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant                                         [ ]

Filed by a party other than the Registrant                      [X]

     Check the appropriate box:

       [ ]     Preliminary Proxy Statement

       [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

       [ ]     Definitive Proxy Statement

       [X]     Definitive Additional Materials

       [ ]     Soliciting Material Pursuant  to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

                            BFMA HOLDING CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X]     No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


               (1) Title of each class of securities to which transaction applies:

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               (2)  Aggregate number of securities to which transaction applies:

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               (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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               (4)  Proposed maximum aggregate value of transaction:

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               (5)  Total fee paid:

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       [ ]     Fee paid previously with preliminary materials:
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       [ ]     Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount Previously Paid:

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               (2)  Form, Schedule or Registration Statement No.:

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               (3)  Filing Party:

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               (4)  Date Filed:

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                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                          POMPANO BEACH, FLORIDA 33064
                              PHONE: (800) 675-6115

FOR IMMEDIATE RELEASE:

CONTACT:
                      -------------------------------- -------------------------
                      Michael Brinn                    Richard Bloom
                      Innisfree M&A Incorporated       BFMA Holding Corporation
                      501 Madison Avenue               c/o Marietta Corporation
                      20th Floor                       37 Huntington Street
                      New York, New York 10022         Cortland, New York 13045
                      Call toll-free: (888) 750-5834   Call: (607) 756-0641
                      -------------------------------- -------------------------


                             BFMA FILES FIGHT LETTER
                     IN SUPPORT OF ITS OFFER TO BUY MORTON'S
                    AND IN CONNECTION WITH ITS PROXY CONTEST

         Pompano Beach, Florida - May 3, 2001 - BFMA Holding Corporation ("BFMA"), which two days ago made a fully-financed offer to purchase Morton's Restaurant Group, Inc. ("Morton's") (NYSE:MRG) for $28.25 per share in cash, today filed a fight letter with the SEC in connection with its offer and its proxy contest wherein BFMA is attempting to unseat Allen Bernstein, Morton's chairman and CEO, Thomas Baldwin, Morton's CFO, and John Castle. Icahn Associates Corp., an affiliate of Carl C. Icahn, has committed to provide the necessary bridge financing for the offer.

         In the letter, Barry W. Florescue, President and Chairman of the Board of BFMA, wrote that "the shareholders have a simple but important choice to make: they can support the status quo and suffer with a low value, low multiple and illiquid stock and watch management issue themselves more options OR they can vote for the BFMA nominees, telling the board that they are tired of their delay and that they want the company to auction itself to the highest bidder now."

         The fight letter goes on to set forth the reasons that shareholders should vote the BFMA nominees onto the Board. These reasons include:

o Morton's shares have underperformed the overall market - in fact, over the last eight years, shareholders would have done better putting their money in a savings account;

o There is substantial value in Morton's that Allen Bernstein and his Board have failed to deliver to the shareholders due to poor business and financial judgment, excessive overhead spending and dilution to value through excessive option grants to management;

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o    Allen Bernstein has made baseless attacks on the BFMA nominees and principals when he should be concerned about his own track record. The public record shows that, over the last 30 years, Mr. Bernstein has been associated with a long string of restaurant failures;

o Allen Bernstein and Tom Baldwin have enriched themselves and entrenched themselves at the expense of shareholders through high salaries, bonuses and cheap option grants and through a poison pill, a staggered board and lucrative employment contracts and change of control agreements; and

o BFMA does not believe that the company's share price will ever recognize the true value of the Morton's restaurant chain under this management team and board of directors.

         The letter further indicated that, although BFMA has already made a fully-financed offer for $28.25 per share in cash, BFMA would consider offering a higher price if Morton's management and board are able to demonstrate value not apparent in the publicly available information. Morton's annual meeting is currently scheduled for May 10, 2001.

(End)

                              SECURITIES LAW LEGEND

         A PROXY STATEMENT DATED APRIL 26, 2001 DESCRIBING BFMA'S SOLICITATION OF PROXIES TO ELECT CLASS 3 DIRECTORS WAS PREPARED AND MAILED TO ALL SHAREHOLDERS. YOU SHOULD READ THE PROXY STATEMENT TO OBTAIN INFORMATION ABOUT BFMA HOLDING CORPORATION, ITS OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, LOGAN D. DELANY, JR., AND CHARLES W. MIERSCH. A COPY OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC (http://www.sec.gov) OR FROM BFMA BY WRITING TO: BFMA HOLDING CORPORATION,
50 EAST SAMPLE ROAD, POMPANO BEACH, FL 33064, ATTENTION: SECRETARY.